UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2020

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway	46037
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2026	INBKL	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2029	INBKZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On January 22, 2020, First Internet Bancorp issued a press release announcing financial results for the quarter ended December 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

On January 23, at 12:00 p.m. (Eastern Time), the Company will host a conference call and webcast to discuss financial results for the quarter ended December 31, 2019. The Company provided electronic presentation slides that will be used in connection with the earnings conference call. A copy of the electronic presentation slides is included in this report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Number	Description	Method of filing

99.1	Press release dated January 22, 2020	Furnished herewith
99.2	Presentation Slides dated January 22, 2020	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 22, 2020

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer